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                                                                      EXHIBIT 21

         The following is a list of subsidiaries of Centex Construction Products, Inc., wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of Centex Construction Products, Inc. as of May 31, 2000.


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                                                                                JURISDICTION OF
ENTITY NAME                                                                      ORGANIZATION
-----------                                                                     ---------------
American Gypsum Company                                                         New Mexico
  d/b/a American Gypsum Company, Inc.
  d/b/a Centex American Gypsum Company
BP Sand & Gravel, Inc.                                                          Delaware
CCP Cement Company                                                              Nevada
CCP Concrete/Aggregates Company                                                 Nevada
CCP Gypsum Company                                                              Nevada
CCP Land Company                                                                Nevada
CEGC Holding Company                                                            Delaware
Centex Cement Corporation                                                       Nevada
Centex Eagle Gypsum Company                                                     Delaware
Centex Eagle Gypsum Company, L.L.C.                                             Delaware
  d/b/a American Gypsum Company
Centex Materials GP LTD, LLC                                                    Delaware
Centex Materials, LP                                                            Texas
Centex Materials LP LTD, LLC                                                    Delaware
Illinois Cement Company                                       (50%)             Illinois
Illinois Cement Company, joint venture                        (50%)             Texas
M & W Drywall Supply Company                                                    Nevada
Mathews Readymix, Inc.                                                          California
Mountain Cement Company                                                         Nevada
Nevada Cement Company                                                           Nevada
Texas Cement Company                                                            Nevada
  d/b/a C & C Properties, Inc.
  d/b/a C P Service Company
  d/b/a Texas-Lehigh Cement Company
Texas-Lehigh Cement Company                                   (50%)             Texas
Texas Lehigh Cement Company, general partnership              (50%)             Texas
Western Cement Company of California                                            California
Wisconsin Cement Company                                      (50%)             Wisconsin
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